ARTHUR ANDERSEN LLP




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-65418, Registration Statement 333-03289, Registration Statement File No. 333-03303 and Registration Statement File No. 333-53367.


Arthur Andersen LLP



Albuquerque, New Mexico
March 2, 1999